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BLACKROCK ASIAN DRAGON FUND, INC. (THE "REGISTRANT")
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77C

Shareholder Vote

Attached please find as an exhibit to Sub-Item 77C of Form N-SAR, information regarding changes to the investment objective and fundamental investment restrictions of the Registrant that were approved by the shareholders of the Registrant.

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                                                                    EXHIBIT 77C

77C: Submission of matters to a vote of security holders

At the Special Meeting of Shareholders of BlackRock Pacific Fund, Inc. (subsequently renamed to BlackRock Asian Dragon Fund, Inc.) held on August 23, 2017, shareholders were asked to vote on the following proposals:

       Proposal 1. To approve the change in the Fund's investment objective and to make the investment objective a non-fundamental policy of the Fund that may be changed by the Board of Directors of the Fund without shareholder approval. /1/

With respect to this Proposal, the shares of the Fund were voted as follows:

           For                     Against                   Abstain
      5,497,100.549              980,501.328               408,898.491

       Proposal 2. To approve the amendment, addition or elimination of certain of the Fund's fundamental investment restrictions as follows:

       Proposal 2A. To amend the fundamental investment restriction regarding concentration.

With respect to this Proposal, the shares of the Fund were voted as follows:

           For                     Against                   Abstain
      5,582,948.725              831,321.156               472,227.487

       Proposal 2B. To amend the fundamental investment restriction regarding borrowing.

With respect to this Proposal, the shares of the Fund were voted as follows:

           For                     Against                   Abstain
      5,522,840.458              898,734.838               464,925.072

       Proposal 2C. To amend the fundamental investment restriction regarding the issuance of senior securities.

With respect to this Proposal, the shares of the Fund were voted as follows:

           For                     Against                   Abstain
      5,512,023.376              869,759.523               504,716.469

       Proposal 2D. To amend the fundamental investment restriction regarding investing in real estate.

With respect to this Proposal, the shares of the Fund were voted as follows:

           For                     Against                   Abstain
      5,615,610.748              811,770.381               459,117.239

       Proposal 2E. To amend the fundamental investment restriction regarding underwriting.

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With respect to this Proposal, the shares of the Fund were voted as follows:

           For                     Against                   Abstain
      5,531,949.846              869,659.286               484,889.236

       Proposal 2F. To amend the fundamental investment restriction regarding investing in commodities.

With respect to this Proposal, the shares of the Fund were voted as follows:

           For                     Against                   Abstain
      5,579,383.954              838,076.519               469,039.895

       Proposal 2G. To amend the fundamental investment restriction regarding lending.

With respect to this Proposal, the shares of the Fund were voted as follows:

           For                     Against                   Abstain
      5,509,181.814              876,601.217               500,716.337

       Proposal 2H. To add a fundamental investment restriction regarding diversification.

With respect to this Proposal, the shares of the Fund were voted as follows:

           For                     Against                   Abstain
      5,694,177.480              708,901.421               483,424.467

       Proposal 2I. To eliminate the fundamental investment restriction regarding investing for the purpose of exercising control or management.

With respect to this Proposal, the shares of the Fund were voted as follows:

           For                     Against                   Abstain
      5,516,191.080              869,325.351               500,976.937

/1/ On July 28, 2017, (prior to the August 24, 2017 Special shareholder meeting) the Board adopted a policy (the "Policy") whereby, contingent on shareholder approval of Proposal 1, the Board agreed to not change the Fund's proposed investment objective in the future without obtaining the "vote of a majority of the outstanding voting securities" of the Fund, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). The "vote of a majority of the outstanding voting securities" is defined in the 1940 Act as the lesser of the vote of (i) 67% or more of the voting securities of the Fund present at the Meeting, if the holders of more than 50% of such outstanding voting securities are present in person or represented by proxy; or (ii) more than 50% of such outstanding voting securities of the Fund (a "1940 Act Majority"). In addition, the Board agreed not to change the Policy without a 1940 Act Majority vote. The adoption of the Policy preserves the Fund's shareholders' right to vote on any future investment objective change.